UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 27, 2019

Date of Report (Date of earliest event reported)

Sophiris Bio Inc.
(Exact name of registrant as specified in its charter)

British Columbia	001-36054	98-1008712
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1258 Prospect Street La Jolla, CA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 777-1760

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	SPHS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K dated June 27, 2019 filed by Sophiris Bio Inc. (the “Company”) with the Securities and Exchange Commission on June 28, 2019 (the “Original Current Report”). The Original Current Report reported the final voting results of the Company’s 2019 Annual General Meeting of Shareholders held on June 27, 2019 (the “Annual Meeting”).  In addition to reporting the information set forth in Item 5.07 below, the purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future shareholder advisory votes to approve the compensation of the Company’s named executive officers (“say on pay”).

Item 5.07	Submission of Matters to a Vote of Security Holders.

As reported in the Original Current Report, at the Annual Meeting, a majority of the Company’s shareholders that voted on proposal 3 indicated a preference to hold, on an advisory basis, the Company’s future say-on-pay advisory vote on an annual basis. In accordance with the original recommendation of the Company’s board of directors, and consistent with the shareholder voting results, on October 7, 2019, the Company’s board of directors determined that the advisory say-on-pay vote will be conducted annually, until the next shareholder vote on the preferred frequency of shareholder advisory votes, which vote will occur no later than the Company’s 2025 Annual Meeting of Shareholders.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sophiris Bio Inc.

October 8, 2019	By:	/s/ Peter Slover

Name: Peter Slover
Title: Chief Financial Officer